August 21, 2003                                  Susan Datz Edelman
                                                 Director, Stockholder Relations
FOR IMMEDIATE RELEASE                            (904) 346-1506
                                                 sedelman@steinmart.com

STEIN MART REPORTS 2Q AND SIX MONTHS '03 FINANCIAL RESULTS

JACKSONVILLE, FL -- Stein Mart, Inc. {Nasdaq: SMRT}, a 270-store nationwide retail chain, today announced financial results for the second quarter and six months ended August 2, 2003.

For the 13-week second quarter of 2003, the Company incurred a net loss of $(2.8) million or $(0.07) per share as compared to earnings of $2.8 million or $0.07 per share in the second quarter of 2002. As previously reported, total sales for the second quarter of 2003 were $303.5 million, a 2.5 percent decrease from the $311.4 million in sales for the same period in 2002. Comparable store sales for the second quarter decreased 5.8 percent from 2002 to 2003.

For the 26-week first half of 2003, the Company incurred a net loss of $(1.3) million or $(0.03) per share as compared to earnings of $14.1 million or $0.34 per share in the first half of 2002. As previously reported, total sales were $634.1 million, a 5.0 percent decrease from the $667.4 million in sales for the first half of 2002. Comparable store sales for the first half decreased 7.6 percent from 2002 to 2003.

The Company previously announced it would close a total of 16 under-performing stores this year. Four stores are already closed and eight more will close in the third quarter. The final four stores are expected to close in the fourth quarter of `03. During the second quarter, the loss from operations of the 16 closed/closing stores totaled $(6.8) million or $(0.10) per share. For the first half of the year, the loss from operations of the closing/closed stores totaled $(10.7) million or $(0.16) per share.

"Our business remained difficult during the quarter and the stores we are closing further hampered our results; without the impact of those stores, we would have shown an operating profit for both the second quarter and the first half," said Michael D. Fisher, president and chief executive officer of Stein Mart, Inc. "Our focus remains on long-term opportunities for the Company, with efforts to derive greater productivity from merchandise and improve sales per square foot, close under-performing stores and our most recent decision to significantly revamp our marketing program."


New Marketing Initiative
Stein Mart, like many other retailers, has used percentage-off coupons in both its newspaper inserts and direct mail offerings for the past three years. What began as a strategy to attract new customers in a difficult retail environment has now run its course and is no longer supportive of Stein Mart's unique selling proposition. As a result, Stein Mart has refrained from across-the-board coupons in its advertising and sales promotion since the last weekend in July.

According to Fisher, "minimizing coupons will be difficult in the short run, but we believe the long-term success of Stein Mart is tied to consistently delivering fresh, exciting merchandise at outstanding values throughout the store, every day."

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At the same time,  the  Company  is  preparing  a new  advertising  campaign  to showcase Stein Mart's unique blend of fashion merchandise, outstanding value and convenient locations. The new campaign will be both image and event-focused, and will use newspaper inserts, direct mail, radio and, starting with six test markets next month, television advertising. After the television test results are validated and refined, the Company will roll out its first nationwide TV campaign in time for the 2003 holiday season.

Coupons will still occasionally be distributed, but will be primarily used to move clearance and sale items, in new store introductions and for targeted new customer prospecting.


Store Network Update
During  the  second   quarter  of  2003,  the  Company  opened  two  new  stores
(Washington, DC and Hendersonville, NC) and closed two. For the year, the Company has opened nine locations and closed four.

For the remainder of the year, Stein Mart will open three new locations--a sixth store in Jacksonville, FL and one in Vero Beach, FL in the third quarter and one in Chapel Hill, NC in the fourth quarter. Two additional stores that were slated to open in Fall '03 have been moved to Spring '04 so that the Company can take advantage of opening them simultaneously in a major metropolitan market.


Fall '03 Expectations
Given the current economic environment and the disengagement from coupons, management expects a challenging third quarter, traditionally Stein Mart's most difficult period. This year, the third quarter will be disadvantaged as customers adjust to the change in marketing strategy, and, as a result, management believes comparable store sales could decrease approximately 10-12 percent in the third quarter as compared to the 2.2 percent increase in 3Q '02 which produced a loss of $0.09 per share. In addition, the closure of eight under-performing stores will substantially increase store closing expenses as compared to 2Q '03.

In the fourth quarter, assuming an improving economy, the successful launch of the Company's new advertising campaign and the closure of the final four of the 16 stores in the store-closing program, Stein Mart's performance should improve. Management fully expects to be profitable for fiscal 2003, excluding the impact of the 16 closed stores.


Conference Call
Additional details concerning Stein Mart's second quarter and first half results and management's business outlook will be discussed on a conference call with industry analysts and institutional investors today, Thursday, August 21, 2003 at 10:30 a.m. EDT. Participants may listen to a real time audio webcast of the conference call by visiting www.steinmart.com, or hear a recorded version of the call on the website until the end of the month.


About Stein Mart
Stein Mart's 270 stores offer the merchandise, service and presentation of a traditional, better department/ specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and children, as well as accessories, gifts, linens and shoes.

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SAFE HARBOR  STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear
that   projected   results   expressed   or  implied   will  not  be   realized.
Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.
                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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

                                Stein Mart, Inc.
                                 Balance Sheets
                                 (In thousands)


                                                                August 2,         February 1,         August 3,
                                                                  2003               2003               2002
                                                             --------------     --------------     --------------
ASSETS                                                         (Unaudited)                           (Unaudited)
Current assets:
  Cash and cash equivalents                                      $ 14,516           $  9,859           $ 15,485
  Trade and other receivables                                       3,441              4,919              5,779
  Inventories                                                     299,759            297,230            325,765
  Prepaid taxes                                                     2,728               -                  -
  Prepaid expenses and other current assets                         8,775              4,361              6,081
                                                             --------------     --------------     --------------
       Total current assets                                       329,219            316,369            353,110

Property and equipment, net                                        84,601             86,351             89,904
Other assets                                                        8,651              7,497              7,075
                                                             --------------     --------------     --------------
       Total assets                                              $422,471           $410,217           $450,089
                                                             ==============     ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                               $ 71,779           $ 70,472           $ 71,856
  Accrued liabilities                                              51,633             53,407             49,979
  Income taxes payable                                               -                 5,353              1,187
  Notes payable to banks                                             -                41,350               -
                                                             --------------     --------------     --------------
       Total current liabilities                                  123,412            170,582            123,022

Notes payable to banks                                             57,449               -                93,100
Other liabilities                                                  19,314             16,328             16,505
                                                             --------------     --------------     --------------
       Total liabilities                                          200,175            186,910            232,627

COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
  Preferred stock - $.01 par value; 1,000,000 shares
    authorized; no shares outstanding
  Common stock - $.01 par value; 100,000,000 shares
    authorized; 41,729,713; 41,618,678 and 41,709,381
    shares issued and outstanding, respectively                       417                416                417
  Paid-in capital                                                   1,353                721               -
  Unearned compensation                                              (384)              -                  -
  Retained earnings                                               220,910            222,170            217,045
                                                             --------------     --------------     --------------
       Total stockholders' equity                                 222,296            223,307            217,462
                                                             --------------     --------------     --------------
       Total liabilities and stockholders' equity                $422,471           $410,217           $450,089
                                                             ==============     ==============     ==============

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

                                Stein Mart, Inc.
                              Statements of Income
                                   (Unaudited)
                     (In thousands except per share amounts)


                                                                       13 Weeks Ended                        26 Weeks Ended
                                                             ---------------------------------     ---------------------------------
                                                              August 2,          August 3,         August 2,           August 3,
                                                                2003               2002               2003               2002
                                                             --------------     --------------     --------------     --------------
Net sales                                                        $303,548           $311,427           $634,105           $667,406

Cost of merchandise sold                                          232,258            233,323            479,119            492,771
                                                             --------------     --------------     --------------     --------------
     Gross profit                                                  71,290             78,104            154,986            174,635

Selling, general and administrative expenses                       78,355             76,318            162,858            157,599

Other income, net                                                   3,079              3,359              6,732              7,059
                                                             --------------     --------------     --------------     --------------
     Income (loss) from operations                                 (3,986)             5,145             (1,140)            24,095

Interest expense                                                      487                669                892              1,283
                                                             --------------     --------------     --------------     --------------
Income (loss) before income taxes                                  (4,473)             4,476             (2,032)            22,812

Income tax benefit (provision)                                      1,700             (1,701)               772             (8,669)
                                                             --------------     --------------     --------------     --------------
     Net income (loss)                                           $ (2,773)          $  2,775           $ (1,260)          $ 14,143
                                                             ==============     ==============     ==============     ==============

Earnings (loss) per share - Basic                                  $(0.07)             $0.07             $(0.03)             $0.34
                                                             ==============     ==============     ==============     ==============
Earnings (loss) per share - Diluted                                $(0.07)             $0.07             $(0.03)             $0.34
                                                             ==============     ==============     ==============     ==============

Weighted-average shares outstanding - Basic                        41,601             41,669             41,594             41,612
                                                             ==============     ==============     ==============     ==============
Weighted-average shares outstanding - Diluted                      41,601             42,024             41,594             41,977
                                                             ==============     ==============     ==============     ==============

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